EXHIBIT 3(i).2



  (Amended Certificate of Incorporation)CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                                OF
                         MICROPOINT, INC.

     Micropoint, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Micropoint, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

     FIRST: The name of the corporation is Flexpoint Sensor Systems, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Douglas M. Odom, its authorized officer, this 16th day of June, 1999.

MICROPOINT, INC.


By:  /s/  Douglas M. Odom
Douglas M. Odom
President, Chief Executive Officer, Director


                          EXHIBIT 3(i).3



                  (Certificate of Designation of
              Series A Convertible Preferred Stock)


                  CERTIFICATE OF DESIGNATION OF
             SERIES A CONVERTIBLE PREFERRED STOCK OF
                  FLEXPOINT SENSOR SYSTEMS, INC.

The undersigned, Douglas M. Odom and Thomas E. Danielson, hereby certify that:

I. They are the duly elected and acting President and Vice-President, respectively, of Flexpoint Sensor Systems, Inc., a Delaware corporation (the "Company").

II.The Certificate of Incorporation of the Company authorizes 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

III.The following is a true and correct copy of resolutions duly adopted by the Board of Directors on July 1, 1999, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                           RESOLUTIONS

WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 4,500. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $875 per share (the "Stated Value"). The holders of the Preferred Stock will have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Stock will not be subject to any sinking fund or other obligations of the Company to redeem or retire the Preferred Stock. Unless converted, the Preferred Stock will be perpetual. The Preferred Stock will rank, with respect to rights on liquidation, senior to all classes of Common Stock and each other class of capital stock or series of preferred stock established after the date hereof by the Board of Directors which does not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to rights on liquidations, winding-up and dissolution.

Section 2. Dividends. No dividends shall be paid or accrue on the Preferred Stock, unless declared by the Board of Directors.

Section 3. Voting Rights. Except as otherwise required by applicable law, all voting rights of the Company shall be vested in and exercised by the holders of the Common and Preferred Stock, voting as a single group, with each share of Common Stock being entitled to one vote and each share of Preferred Stock being entitled to 250 votes.
Section 4. Liquidation. Upon dissolution, liquidation or winding up of the Company, the assets remaining after the payment of all debts and liabilities of the Company are to be paid to the holders of the Preferred Stock in an amount equal to the Stated Value, or on a pro rata basis if the remaining assets of the Company are insufficient therefor. After payment of any such liquidating payment, the shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or substantially all the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding up of the Company

Section 5. Conversion.

(a)Shares of Preferred Stock may be convertible at any time, in whole or in part, at the option of the holder thereof into Common Stock at a conversion price of $3.50 per share (i.e., each share of Preferred Stock shall be convertible into 250 shares of Common Stock) (the "Conversion Price"). The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in Section 5(i). No fractional shares or other consideration will be issued as a result of a fractional interest upon conversion. No adjustments as to previously declared or paid cash dividends, if any, will be made upon any conversion of Preferred Stock.

(b)The outstanding shares of Preferred Stock will automatically be converted into Common Stock at the applicable Conversion Price if the closing bid price for the Common Stock for 15 successive trading days is equal to or greater than $12.00 per share. Notice of such conversion shall be given by mail, not less than 20 nor more than 60 days after the conversion has occurred, to each record holder of the shares of Preferred Stock at the address of such holder in the stock register of the Company. On the date the Preferred Stock are converted, if any, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as preferred stockholders of the Company will cease and the holder thereof shall be deemed to own the number of shares of Common Stock into which the Preferred Stock was converted.

(c)As soon as reasonably practicable after the conversion of Preferred Stock into Common Stock hereunder, the Company will send to the holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

(d) (i) If any transaction shall occur, including without limitations (a) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (b) any consolidation or merger of the Company with or into another entity or any merger of another entity into the Company (other than a merger that does not result in a reclassifications, conversion, exchange or cancellation of Common Stock), (c) any sale or transfer of all or substantially all of the assets of the Company, or (d) any compulsory share exchange, pursuant to which the holders of the Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provisions shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert the Preferred Stock into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange by a holders of the number of shares of Common Stock issuable upon conversion/exercise of such Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

(ii) If at any time the Company issues a convertible security (whether in the form of debt or equity) with differing conversion and suspension characteristics from the Preferred Stock, then each stockholder who then holds outstanding Preferred Stock and Series A Warrants shall have the option to convert the such securities into the number of subsequently-issued securities that such stockholder would have received had such stockholder invested the funds used to acquire the Preferred Stock and Series A Warrants to acquire the subsequently-issued securities instead. The conversion rights described in this paragraph shall not apply to any securities issued solely to one or more strategic partners of the Company that are reasonably expected to generate revenues for the Company of at least $1 million following the issuance of such securities. In addition, the conversion rights described in this paragraph shall not apply to non-convertible notes or debentures with warrant coverage not in excess of 10% of the face amount of such notes or debentures.

(iii) In the event the Company shall at any time (a) pay a dividend or make a distribution to holders of Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification or its shares of Common Stock any shares of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Preferred Stock been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subparagraph
(iii) shall become effective retroactively immediately after the record date after the effective date in the case of a subdivision, combination or reclassification.

(iv) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v) Whenever there is an adjustment pursuant to Section 5(d)(i) or conversion rights are triggered under Section 5(d)(ii), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the terms of such adjustment and containing a brief statement of the facts requiring such adjustment.

(e)The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(f)Upon conversion no fractional shares or other consideration will be issued as a result of a fractional interest upon conversion and the Company shall have no obligation to make a cash payment in respect of any fractional share upon conversion.

(g)The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h)Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

(i)Each Holder Conversion Notice shall be given by facsimile and mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the earliest to occur of (i) five business days after deposit in the United States mails or (ii) upon actual receipt by the Company.

RESOLVED FURTHER, that the Douglas M. Odom and Thomas E. Danielson, the President and a Vice-President of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

IN WITNESS WHEREOF, Flexpoint Sensor Systems, Inc. has caused this certificate to be signed by Douglas M. Odom, its President, and attested by Thomas E. Danielson, its Vice-President, this 1st day of July, 1999.

FLEXPOINT SENSOR SYSTEMS, INC.


By: /s/ Douglas M. Odom
        Douglas M. Odom
        President

Attest:


By: /s/ Thomas E. Danielson
        Thomas E. Danielson
        Vice-President





EXHIBIT A

NOTICE OF CONVERSION
AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of Common Stock, par value $.001 per share, (the "Common Stock") of Flexpoint Sensor Systems, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.


Conversion calculations:

Date to Effect Conversion

Number of shares of Preferred Stock to be Converted


Signature


Name


Address